Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Second Quarter Earnings
Year-over-year revenues up 8.3%
Reiterates Full-Year Revenue and Earnings Guidance
     JACKSONVILLE, Fla. – August 5, 2008 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage industry, today reported consolidated and combined revenues of $460.4 million for second quarter 2008, an increase of 8.3% compared to second quarter 2007, and net earnings of $63.5 million compared to $60.5 million in the prior year quarter.
     On a pro forma basis, adjusted net income for second quarter 2008 was $57.8 million or 61 cents per share, compared to $51.5 million or 53 cents per share in the second quarter of 2007, up 15.1% on a per share basis. Second quarter 2008 adjustments included: a non-recurring charge of 3 cents per share, pro forma interest expense of 15 cents per share and purchase amortization of 6 cents per share. Second quarter 2007 adjustments included: pro forma interest expense of 16 cents per share and purchase amortization of 6 cents per share.
     “Second quarter results were very strong despite difficult market conditions and overall weakness in the economy. LPS, with its solid market position and unique capabilities, remains well-positioned as a stand-alone public company to grow in the second half of 2008 and beyond,” said William P. Foley, Chairman of LPS. “Overall, earnings were in line with our expectations. Strong results in our Default Services business more than offset a decline in our Loan Facilitation business,” added Jeff Carbiener, President and CEO of LPS.
     Adjusted operating income (excluding the non-recurring charge noted earlier) of $109.1 million in the quarter grew 8.7% compared to second quarter 2007. Subsequent references to operating income later in this release are on a similar basis.
     Pro forma adjusted free cash flow (net cash provided by operating activities excluding the non-recurring charges and including the pro forma interest expense noted earlier, minus additions to property and equipment and capitalized software) for the six months ended June 30, 2008, was $86.7 million compared to $78.1 million for the same period in 2007.
Technology Data and Analytics
     Revenue for the segment of $141.7 million was essentially flat compared to second quarter 2007 while adjusted operating income of $45.1 million was $1.8 million below the prior year. Mortgage Processing revenue was $82.0 million compared to $83.2 million in the prior year quarter primarily due to the deconversion of ABN’s 1.5 million loan portfolio in the fourth quarter of 2007. Other TD&A revenues were $59.7 million compared to $58.8 million in second quarter 2007 mainly due to strong growth in our Desktop application partially offset by declines in loan origination software offerings. Overall adjusted operating income declined primarily due to fewer sales of higher margin loan origination software and lower income in some of our data and analytics offerings, somewhat offset by higher contributions from mortgage processing and Desktop.
Loan Transaction Services
     For the quarter, revenues of $322.3 million and adjusted operating income of $75.8 million were 14.4% and 22.7% above second quarter 2007, respectively. Loan Facilitation Services revenues of $125.1 million declined 29.6% compared to the same period last year primarily due to lower appraisal volumes and, tax and other loan origination related revenues.

Default Services, on the other hand, more than offset this decline with revenues of $197.2 million which grew 89.7% over second quarter 2007 mainly due to strong market growth and our ability to continue to gain market share. Overall adjusted operating income grew due to higher income in Default Services partially offset by lower contributions from some of our loan origination related services like tax and our property exchange business.
Other Items
     Net corporate expenses, excluding the non-recurring charges noted earlier, totaled $11.8 million compared to $8.3 million in second quarter 2007. Expenses increased primarily due to higher incentive and stock related compensation charges.
Outlook
     “We’re off to a strong start as an independent public company and while the broader economic environment and the real estate market in particular, remain challenging, LPS with its unique mix of businesses is well-positioned for the future” said Carbiener. “Accordingly, our outlook for full year adjusted earnings remains unchanged, which, based on lower shares outstanding, now translates to $2.36 to $2.48 per diluted share compared to our earlier guidance of $2.34 to $2.46 per diluted share.”
Use of Non-GAAP Financial Information
     LPS reports several non-GAAP measures, including adjusted operating income (EBIT) and adjusted net earnings. The adjusted results exclude non-recurring and acquisition related amortization costs and include pro forma debt related interest expenses. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Conference Call and Webcast
     LPS will host a joint conference call with Fidelity National Information Services (NYSE:FIS) to discuss these results on Tuesday, August 5, 2008, at 5:00 pm Eastern time. Interested parties are invited to listen to the live webcast by logging on the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 800-762-4832 (USA) or 480-248-5088 (International). A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through August 12, 2008 by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 953904.
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including seven of the top 10 and 16 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, please visit www.lpsvcs.com.
Forward Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to changes in general economic, business and political conditions and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10 and other filings with the Securities and Exchange Commission.
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Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Earnings
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Processing and services revenues	$460,380	$425,010	$913,106	$826,438

Cost of revenues	294,963	269,042	585,137	526,823

Selling, general and administrative expenses	60,782	55,603	118,999	109,072

Operating income	104,635	100,365	208,970	190,543

Other income (expense):
Interest income	303	395	563	745
Interest expense	(40)	(35)	(58)	(77)
Other income, net	282	—	282	—

Total other income (expense)	545	360	787	668

Earnings before income taxes, equity in losses of unconsolidated entity and minority interest	105,180	100,725	209,757	191,211

Provision for income taxes	40,810	38,987	81,386	74,010

Earnings before equity in losses of unconsolidated entity and minority interest	64,370	61,738	128,371	117,201

Equity in losses of unconsolidated entity	(413)	(958)	(2,370)	(1,720)
Minority interest	(411)	(274)	(723)	(436)

Net earnings	$63,546	$60,506	$125,278	$115,045

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Condensed Consolidated and Combined Balance Sheets
(In thousands)

	June 30, 2008	December 31,
	(Unaudited)	2007
Assets
Current assets:

Cash and cash equivalents	$18,628	$39,566
Trade receivables, net of allowance for doubtful accounts	350,565	286,236
Other current assets	71,725	81,734

Total current assets	440,918	407,536

Property and equipment, net of accumulated depreciation and amortization	92,487	95,620
Goodwill	1,086,606	1,078,154
Intangible assets, net of accumulated amortization	103,347	118,129
Computer software, net of accumulated amortization	149,562	150,372
Other non-current assets	112,820	112,232

Total assets	$1,985,740	$1,962,043

Liabilities and Stockholder’s Equity
Total current liabilities	$192,533	$168,193
Total non-current liabilities	107,933	112,761

Total liabilities	300,466	280,954

Minority interest	10,773	10,050

Stockholder’s equity	1,674,501	1,671,039

Total liabilities and stockholder’s equity	$1,985,740	$1,962,043

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Cash Flows
(In thousands)

	Six months ended
	June 30,
	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net earnings	$125,278	$115,045

Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44,576	52,373
Deferred income taxes	3,968	13,634
Stock-based compensation cost	9,120	7,215
Equity in losses of unconsolidated entity	2,370	1,720
Minority interest	723	436
Changes in assets and liabilities, net of effects from acquisitions
Net increase in trade receivables	(63,750)	(55,628)
Net (increase) decrease in other receivables	(4,348)	22,286
Net decrease (increase) in prepaid expenses and other assets	7,931	(13,444)
Net increase in deferred contract costs	(3,420)	(18,674)
Net decrease (increase) in deferred revenue	8,235	(18,249)
Net decrease in accounts payable, accrued liabilities and other liabilities	6,000	26,675

Net cash provided by operating activities	136,683	133,389

Cash flows from investing activities:
Additions to property and equipment	(9,376)	(6,099)
Additions to capitalized software	(15,761)	(18,937)
Acquisitions, net of cash acquired	(15,488)	(37,420)

Net cash used in investing activities	(40,625)	(62,456)

Cash flows from financing activities:
Net distributions to Parent	(116,996)	(69,639)

Net cash used in financing activities	(116,996)	(69,639)

Net (decrease) increase in cash and cash equivalents	(20,938)	1,294

Cash and cash equivalents, at beginning of period	39,566	47,783

Cash and cash equivalents, at end of period	$18,628	$49,077

Non-cash contribution relating to stock compensation	$9,120	$7,215

Non-cash contribution for Espiel acquisition	$—	$6,000

Non-cash redistribution of assets to Parent	$(13,801)	$—

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share amounts)

	Six Months Ended
	June 30,		Quarter Ended						Full Year
	2008	2007	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. Revenues

Technology, Data and Analytics (TD&A):
Mortgage Processing	$162,228	$165,531	$82,062	$80,166	$92,883	$81,256	$83,233	$82,298	$339,670
Other TD&A	115,340	118,854	59,682	55,658	53,029	58,593	58,776	60,078	230,476

Total	277,568	284,385	141,744	135,824	145,912	139,849	142,009	142,376	570,146

Loan Transaction Services:
Loan Facilitation Services	276,329	335,423	125,124	151,205	150,889	166,546	177,710	157,713	652,858
Default Services	366,248	205,506	197,223	169,025	144,805	122,710	103,967	101,539	473,021

Total	642,577	540,929	322,347	320,230	295,694	289,256	281,677	259,252	1,125,879

Corporate and Other	(7,039)	1,124	(3,711)	(3,328)	(2,940)	(3,641)	1,324	(200)	(5,457)

Total Revenue	$913,106	$826,438	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428	$1,690,568

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	-2.0%	3.4%	-1.4%	-2.6%	13.9%	-1.9%	5.8%	1.0%	4.7%
Other TD&A	-3.0%	9.4%	1.5%	-7.4%	-9.0%	5.6%	2.8%	16.8%	3.6%

Total	-2.4%	5.8%	-0.2%	-4.6%	4.4%	1.1%	4.5%	7.1%	4.2%

Loan Transaction Services:
Loan Facilitation Services	-17.6%	12.7%	-29.6%	-4.1%	-6.2%	1.2%	20.8%	4.8%	4.8%
Default Services	78.2%	69.9%	89.7%	66.5%	72.1%	68.8%	69.2%	70.6%	70.3%

Total	18.8%	29.2%	14.4%	23.5%	20.7%	21.9%	35.0%	23.4%	25.0%

Corporate and Other	-726.2%	-94.6%	-380.3%	nm	-140.4%	-140.3%	-89.4%	-102.4%	-114.7%

Total Revenue	10.5%	16.7%	8.3%	12.8%	11.9%	10.6%	19.0%	14.3%	13.8%

2. Depreciation and Amortization

Depreciation and Amortization	$24,827	$30,230	$11,306	$13,521	$12,831	$14,207	$15,484	$14,746	$57,268
Purchase Price Amortization	18,680	21,291	8,980	9,700	11,428	10,670	10,316	10,975	43,389
Other Amortization	1,069	852	594	475	496	602	452	400	1,950

Total Depreciation and Amortization	$44,576	$52,373	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121	$102,607

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$8,982	$7,215	$4,295	$4,687	$3,235	$3,607	$3,645	$3,570	$14,057
Stock Acceleration Expense	138	—	138	—	—	—	—	—	—

Total Stock Compensation Expense	$9,120	$7,215	$4,433	$4,687	$3,235	$3,607	$3,645	$3,570	$14,057

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Six Months Ended June 30,		Quarter Ended						Full Year
	2008	2007	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. EBIT — Consolidated

Revenue	$913,106	$826,438	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428	$1,690,568

Cost of Sales	585,137	526,823	294,963	290,174	270,169	261,655	269,042	257,781	1,058,647

Selling, General and Administrative Expenses	118,999	109,072	60,782	58,217	47,259	51,528	55,603	53,469	207,859

Operating Income	208,970	190,543	104,635	104,335	121,238	112,281	100,365	90,178	424,062

Less Non-recurring Charges:
Restructuring Costs	2,353	—	2,353	—	(4,235)	—	—	—	(4,235)
LPS Spin Related Costs	2,963	—	1,960	1,003	—	—	—	—	—
Acceleration of Performance-Based Shares	138	—	138	—	—	—	—	—	—

EBIT, as adjusted	$214,424	$190,543	$109,086	$105,338	$117,003	$112,281	$100,365	$90,178	$419,827

EBIT Margin, as adjusted	23.5%	23.1%	23.7%	23.3%	26.7%	26.4%	23.6%	22.5%	24.8%

Depreciation and Amortization	$44,576	$52,373	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121	$102,607

2. EBIT — Technology, Data and Analytics

Revenue	$277,568	$284,385	$141,744	$135,824	$145,912	$139,849	$142,009	$142,376	$570,146

Cost of Sales	155,507	160,308	81,397	74,110	75,048	78,391	78,187	82,121	313,747

Selling, General and Administrative Expenses	33,729	32,776	17,471	16,258	15,675	16,319	16,954	15,822	64,770

Operating Income	88,332	91,301	42,876	45,456	55,189	45,139	46,868	44,433	191,629

Less Non-recurring Charges:
Restructuring Costs	2,178	—	2,178	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$90,510	$91,301	$45,054	$45,456	$55,189	$45,139	$46,868	$44,433	$191,629

EBIT Margin, as adjusted	32.6%	32.1%	31.8%	33.5%	37.8%	32.3%	33.0%	31.2%	33.6%

Depreciation and Amortization	$29,986	$35,619	$13,971	$16,015	$16,143	$16,958	$17,437	$18,182	$68,720

3. EBIT — Loan Transaction Services

Revenue	$642,577	$540,929	$322,347	$320,230	$295,694	$289,256	$281,677	$259,252	$1,125,879

Cost of Sales	436,793	369,167	217,337	219,456	196,412	184,595	192,174	176,993	750,174

Selling, General and Administrative Expenses	57,829	54,753	29,366	28,463	27,028	28,351	27,711	27,042	110,132

Operating Income	147,955	117,009	75,644	72,311	72,254	76,310	61,792	55,217	265,573

Less Non-recurring Charges:
Restructuring Costs	163	—	163	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$148,118	$117,009	$75,807	$72,311	$72,254	$76,310	$61,792	$55,217	$265,573

EBIT Margin, as adjusted	23.1%	21.6%	23.5%	22.6%	24.4%	26.4%	21.9%	21.3%	23.6%

Depreciation and Amortization	$11,496	$14,219	$5,310	$6,186	$7,254	$7,279	$7,449	$6,770	$28,752

4. EBIT — Corporate and Other

Revenue	$(7,039)	$1,124	$(3,711)	$(3,328)	$(2,940)	$(3,641)	$1,324	$(200)	$(5,457)

Cost of Sales	(7,163)	(2,652)	(3,771)	(3,392)	(1,291)	(1,331)	(1,319)	(1,333)	(5,274)

Selling, General and Administrative Expenses	27,441	21,543	13,945	13,496	4,556	6,858	10,938	10,605	32,957

Operating Income	(27,317)	(17,767)	(13,885)	(13,432)	(6,205)	(9,168)	(8,295)	(9,472)	(33,140)

Less Non-recurring Charges:
Restructuring Costs	12	—	12	—	(4,235)	—	—	—	(4,235)
LPS Spin Related Costs	2,963	—	1,960	1,003	—	—	—	—	—
Acceleration of Performance-Based Shares	138	—	138	—	—	—	—	—	—

EBIT, as adjusted	$(24,204)	$(17,767)	$(11,775)	$(12,429)	$(10,440)	$(9,168)	$(8,295)	$(9,472)	$(37,375)

Depreciation and Amortization	$3,094	$2,535	$1,599	$1,495	$1,358	$1,242	$1,366	$1,169	$5,135

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Six Months Ended June 30,		Quarter Ended						Full Year
	2008	2007	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
5. Net Earnings — Reconciliation

Net Earnings	$125,278	$115,045	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539	$256,805

Less Non-recurring Charges:
Restructuring Costs, net of tax	1,440	—	1,440	—	(2,596)	—	—	—	(2,596)
LPS Spin Related Costs, net of tax	1,814	—	1,200	614	—	—	—	—	—
Acceleration of Performance-Based Shares, net of tax	84	—	84	—	—	—	—	—	—

Net Earnings, excluding non-recurring items	128,616	115,045	66,270	62,346	71,173	67,991	60,506	54,539	254,209

Pro Forma Interest Expense, net of tax (1)	28,131	30,230	13,951	14,180	14,588	14,805	15,326	14,904	59,623

Pro Forma Net Earnings	100,485	84,815	52,319	48,166	56,585	53,186	45,180	39,635	194,586

Purchase Price Amortization, net of tax	11,432	13,050	5,496	5,936	7,005	6,540	6,323	6,727	26,595

Pro Forma Adjusted Net Earnings	$111,917	$97,865	$57,815	$54,102	$63,590	$59,726	$51,503	$46,362	$221,181

Pro Forma Net Earnings Per Share	$1.04	$0.87	$0.55	$0.49	$0.58	$0.54	$0.46	$0.41	$1.99

Pro Forma Adjusted Net Earnings Per Share (2)	$1.16	$1.00	$0.61	$0.55	$0.65	$0.61	$0.53	$0.47	$2.26

Pro Forma Diluted Weighted Average Shares (2)	96,334	97,697	95,070	97,597	97,697	97,697	97,697	97,697	97,697

6. Cashflow — Reconciliation

Cash Flows from Operating Activities:

Net Earnings	$125,278	$115,045	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539	$256,805

Less Non-recurring Charges:
Restructuring Costs, net of tax	1,440	—	1,440	—	(2,596)	—	—	—	(2,596)
LPS Spin Related Costs, net of tax	1,814	—	1,200	614	—	—	—	—	—

Net Earnings, excluding non-recurring items	128,532	115,045	66,186	62,346	71,173	67,991	60,506	54,539	254,209

Pro Forma Interest Expense, net of tax	28,131	30,230	13,951	14,180	14,588	14,805	15,326	14,904	59,623

Pro Forma Adjusted Net Earnings	100,401	84,815	52,235	48,166	56,585	53,186	45,180	39,635	194,586

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	60,757	75,378	18,262	42,495	27,980	30,213	31,633	43,745	133,571
Working capital adjustments	(49,352)	(57,034)	(91,474)	42,122	(13,903)	(36,445)	(26,149)	(30,885)	(107,382)

Net cash provided by (used in) operating activities	111,806	103,159	(20,977)	132,783	70,662	46,954	50,664	52,495	220,775

Capital expenditures included in investing activities	(25,137)	(25,036)	(14,344)	(10,793)	(36,068)	(9,448)	(14,531)	(10,505)	(70,552)

Pro Forma Adjusted Net Free Cashflow	$86,669	$78,123	$(35,321)	$121,990	$34,594	$37,506	$36,133	$41,990	$150,223

Notes:

(1)	This amount represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $5.7 million for the year ended December 31, 2007 and $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007. On July 10, 2008, we entered into an amortizing interest rate swap agreement to fix the one month LIBOR component of our interest expense on a portion of our floating rate debt balances at 3.275%. The notional amount of our floating rate debt fixed under the swap arrangement currently totals $420.0 million and will amortize over the life of the swap in relation to our mandatory principal repayments such that, at a minimum, 50% of the total of our term loans and unsecured senior note debt balances will be fixed. The swap arrangement terminates in July 2010. The impact of the swap is not reflected in the pro forma interest expense above.

(2)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.